UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2011
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 995-9800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Amendments to Agreements
On April 6, 2011, Idenix Pharmaceuticals, Inc. (the “Company”), Idenix (Cayman) Limited and Novartis Pharma AG (“Novartis”) entered into a sixth amendment to the the Development, License and Commercialization Agreement, dated May 8, 2003 and as amended on April 30, 2004, December 21, 2004 and February 27, 2006, September 28, 2007 and January 23, 2009 (the “DLCA”) entered into among the parties (the “Sixth Amendment”).
On April 6, 2011, the Company, Novartis and certain stockholders of the Company entered into an amendment to the Amended and Restated Stockholders’ Agreement, dated as of July 24, 2004 (the “Stockholders’ Agreement”) (the “Stockholders’ Agreement Amendment”).
On April 6, 2011, the Company and Novartis entered into a second amendment to that certain letter agreement, dated as of March 21, 2003, by and between the Company and Novartis and amended as of January 28, 2009 (the “Second Letter Amendment”). The following summary descriptions of the Sixth Amendment, the Stockholders’ Agreement Amendment and the Second Letter Amendment do not purport to be complete and are qualified in their entirety by reference to the Sixth Amendment, which is attached as Exhibit10.1, to the Stockholders’ Agreement Amendment, which is attached as Exhibit 10.2, and to the Second Letter Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Pursuant to the Sixth Amendment, Novartis retains the exclusive option to obtain rights to certain product candidates developed by the Company, or in some cases licensed to the Company, so long as Novartis maintains ownership of 30% of the Company’s Common Stock, or voting stock, rather than ownership of 40% of the Company’s Common Stock, as was the requirement prior to the execution of the Sixth Amendment.
Pursuant to the Stockholders’ Agreement Amendment, the Company agrees to use its reasonable best efforts to nominate for election as directors at least two designees of Novartis for so long as Novartis maintains ownership of 30% of the Company’s Common Stock, or voting stock, rather than ownership of 35% of the Company’s Common Stock, as was the requirement prior to the execution of the Stockholders’ Agreement Amendment.
Additionally, the Second Letter Amendment provides that until such time as Novartis and its affiliates own less than 30% of the Company’s Common Stock, Novartis’ consent is required for the selection and appointment of our chief financial officer. Prior to the execution of the Second Letter Amendment, the ownership requirement was 40%. If in Novartis’ reasonable judgment the chief financial officer is not satisfactorily performing his or her duties, the Company is required to terminate his or her employment.
Amendments and Consents
Pursuant to the Stockholders’ Agreement, Novartis also executed a waiver and consent (the “General Waiver and Consent”) whereby Novartis approved the sale by the Company of shares of its Common Stock totaling up to $59.0 million (the “Prospective Financing Shares”); provided that following the issuance of the Prospective Financing Shares, Novartis would still hold over 30% of the Company’s Common Stock. Novartis also approved an increase in the number of shares of the Company’s Common Stock authorized for issuance from 125,000,000 to 200,000,000.
Pursuant to the terms of the Stockholders’ Agreement and in connection with the General Waiver and Consent executed by Novartis, other stockholders party to the Stockholders’ Agreement collectively owning at least 66 2/3% of registrable shares under the Stockholders’ Agreement, executed a consent whereby such stockholders:
•	consented to the General Waiver and Consent by Novartis;
•	agreed to the Stockholders’ Agreement Amendment; and
•	agreed to an increase of up to $10.0 million in shares of Common Stock issuable under the Company’s existing registration statement on Form S-3 (File No. 33-153471) as declared effective by the Securities and Exchange Commission on October 17, 2008.

As of April 6, 2011, Novartis owned approximately 43% of the Company’s Common Stock.
Item 8.01 Other Events
The Company’s cash and cash equivalents balance at March 31, 2011 was $31.4 million.

Item 9.01 Financial Statements and Exhibits.
(d)	The following exhibits are included in this report:

Exhibit No.	Description
10.1	Amendment No. 6 to the Development, License and Commercialization Agreement dated April 6, 2011, among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG

10.2
Amendment No. 1 dated April 6, 2011 to the Amended and Restated Stockholders’ Agreement, dated July 27, 2004, by and among the Registrant, Novartis Pharma AG and the stockholders identified on the signature pages thereto

10.3	Second Amendment to the Letter Agreement dated April 6, 2011, by and between the Registrant and Novartis Pharma AG

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: April 7, 2011	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 6 to the Development, License and Commercialization Agreement dated April 6, 2011, among the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG

10.2
Amendment No. 1 dated April 6, 2011 to the Amended and Restated Stockholders’ Agreement, dated July 27, 2004, by and among the Registrant, Novartis Pharma AG and the stockholders identified on the signature pages thereto

10.3	Second Amendment to the Letter Agreement dated April 6, 2011, by and between the Registrant and Novartis Pharma AG